Prepared by, and after recording return
to:
J. Lindsay Stradley, Jr.
Epstein Becker & Green, P.C.
945 E. Paces Ferry Road, Suite 2700
Atlanta, Georgia 30326

SPACE ABOVE THIS LINE FOR RECORDER 5 USE

Absolute Assignment of Leases and Rents

This Absolute Assignment of Leases and Rents (this “Assignment”) is made as of this 25th day of
May, 2005, by BRAEMAR HOUSING LIMITED PARTNERSHIP, an Ohio limited partnership
(the “Borrower”), whose address is 3103 Carnden Drive, Troy, Michigan 48084, in favor of
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa corporation (the
“Lender”), whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Linn County, Iowa 52499-5443. The definitions of capitalized terms used in this Assignment and not defined above or in the recitals of Section 1 may be found in Section 2 below.

1.	RECITALS

A.	The Lender has advanced funds (the “Loan”) to the Borrower, evidenced by the Secured Promissory Note of the Borrower, dated as of even date herewith and payable to the order of the Lender, in the principal amount of $10,000,000 (together with any extensions, renewals, amendments, or modifications, the “Note”), secured in part by that certain Deed of Trust, Security Agreement and Fixture Filing, dated of even date herewith and filed for record in the official records of Mecklenhurg County, North Carolina (together with any extensions, supplements, modifications, amendments, and consolidations thereof, collectively referred to herein as the “Deed of Trust”), and encumbering that certain land situated in Mecklenburg County, North Carolina, described on Exhibit A attached hereto and incorporated herein (the “Land”) and the Improvements (as defined below) located on the Land. The Land and the Improvements, collectively, are the “Real Property.”

B.	The Lender has required the Borrower, as a condition to the Lender making the Loan, to make the assignments and grant the rights set forth in this Assignment. Absolute Assignment of Leases and Rents.

C.	The Lender desires to grant the Borrower a conditional license to collect and use the income derived from the Real Property and to take certain leasing actions in the ordinary course of business.

2.	DEFINITIONS

"Borrower Affiliate” means an entity that is controlled by, or is under common control with, the Borrower.
“Business Day” means any day when state and federal banks are open for business in Cedar Rapids, Iowa.
“Default” shall have the definition set forth in the Deed of Trust.
“Fixtures” shall have the definition set forth in the Deed of Trust.
“Improvements” shall have the definition set forth in the Deed of Trust.
“Leases” means all of the Borrower’s right, title and interest, now or in the future, under leases or other agreements, written or oral, conferring any tenancy or right to occupy, possess or use any portion of the Real Property (together with all extensions, renewals and modifications of Leases), all guaranties of or letters of credit securing the tenants’ performance of obligations under Leases, the Borrower’s interest in any further leases, subleases, lettings or agreements (including subleases and tenancies following attomnent) upon or covering use or occupancy of all or any part of the Real Property, and all other agreements conferring any right to collect Rents, including the Borrower’s rights to cancel, modify, terminate, or accept the surrender of the Leases, to remove and evict the tenants under any Lease, or to increase or reduce Rents.
“Leasing Actions” means all executions, modifications, terminations, and extensions of Leases, all grants of purchase options or rights of first refusal, and all other actions taken by the Borrower in exercising its rights as landlord under the Leases.
“Loan Documents” means all documents entered into in connection with the making and acceptance of the Loan, with the exception of the Environmental Indemnity Agreement (the “Environmental Indemnity Agreement”) entered into as of even date herewith in support of the Loan.
“New Owner” means (a) the purchaser at a trustee’s sale of the Real Property, whether the purchaser is the Lender or a third party, or (b) the grantee of a deed given in lieu of foreclosure.
“Notice” means a notice delivered in accordance with Section 17.
“Obligations” means all of the obligations required to be performed under the terms and conditions of any of the Loan Documents by the Borrower or by any other person, except for obligations that are expressly stated to be unsecured under the terms of another Loan Document.
“Rents” means all rents, income, receipts, royalties, issues and profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting minerals from, or otherwise enjoying the Real Property, whether presently existing or arising in the future, to which the Borrower may now or hereafter become entitled or may demand or claim, including security deposits, amounts drawn under letters of credit securing tenant obligations, minimum rents, common area maintenance charges, additional rents, parking revenues, deficiency rents, termination payments, space contraction payments, damages following default under a Lease, premiums payable by tenants upon their exercise of cancellation privileges, proceeds from lease guarantees, proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all rights and claims of any kind which the Borrower has or may in the future have against the tenants under the Leases, lease guarantors, or any subtenants and other occupants of the Real Property; all proceeds of any sale of the Real Property in violation of the Loan Documents, any W r e award granted the Borrower in any court proceeding involving any tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court; and any and all payments made by any tenant in lieu of rent.

3.	ASSIGNMENT

For value received, and as an inducement to the Lender to advance the proceeds of the Loan to or for the benefit of the Borrower, the Borrower does hereby agree as set forth below and grant, bargain, sell, transfer, set over, deliver, and absolutely, unconditionally and irrevocably assign unto the Lender the Lewes and the Rents, to have and to hold the same unto the Lender and unto its successors and assigns, forever, subject to the terms of Sections 4,5 and 26 below.
This Assignment is made in support of the Loan and in support of the payment, observance, performance and discharge of all obligations, conditions, covenants, and warranties contained in the Deed of Trust and the other Loan Documents. This Assignment is and shall be primary and on parity with the lien on the real estate conveyed by the Deed of Trust.
The Lender and the Borrower intend for this Assignment to be a present and absolute assignment of the Leases and the Rents. However, if future legislation shall provide, or a court of competent jurisdiction shall decree, that an assignment of leases and rents made in support of a commercial mortgage loan such as the Loan may not be absolute, then this Assignment shall be deemed amended retroactively to the minimum extent necessary to achieve compliance with applicable legal requirements.

4.	LICENSE TO COLLECT AND USE THE RENTS

The Lender grants to the Borrower a conditional license, subject to the Lender’s rights under Section 10 below, to collect the Rents, other than those Rents paid more than one month in advance. The Borrower may use the Rents so collected for any lawful purpose which is consistent with the Borrower’s ongoing performance of its obligations under the Loan Documents, provided (a) no Default then exists and (b) the Borrower does not intend to cause, and has no reason to expect the occurrence of, any Default in respect of the Obligations due to be performed in the following calendar month.
Any Rents excluded from the scope of this license shall be trust funds for the benefit of the Lender. The Lender may require that such Rents be deposited in a reserve fund to serve as additional security for the Loan, or to be used to benefit the Real Property, under such terms and conditions as the Lender may determine in the exercise of its sole and absolute discretion.

5.	LICENSE TO TAKE CERTAIN LEASING ACTIONS

5.1 GRANT OF LICENSE

The Lender grants to the Borrower a conditional license, subject to the Lender’s rights under this Assignment, to take all Leasing Actions, including the modification or termination of Leases of apartment units in the ordinary course of business, provided such Leasing Actions are not excluded from the swpe of the Borrower’s license under Subsection 5.2 and are taken in strict compliance with the requirements of this Section.

5.2 EXCLUDED LEASING ACTIONS

The license granted by the Lender under this Section does not extend to the acceptance of any Rent delivered more than one month in advance of the related period (other than a security deposit), to the grant of any option to purchase any part of the Real Property or of first refusal, or to any Leasing Action that results in a Lease:

(i)	that is not a Lease of an apartment unit in the ordinary course of business;

(ii)	at less than reasonable market rent during its original term or any extension period;

(iii)	granting the tenant ownership rights in any Fixtures;

(iv)	providing for the payment of rent more than one month in advance; or

(v)	that entails alterations to the structural elements of any Improvement or would materially involve the principal mechanical, electrical, or other building systems of any Improvement.

5.2 STANDARD PROVISIONS IN FUTURE LEASES

All new Leases entered into by the Borrower pursuant to the license granted in this Section shall be in a form of lease previously approved in writing by the Lender, without material modification thereof, or shall contain provisions that:

(a)	obligate the tenant, in the event of foreclosure, to attorn to the New Owner as successor landlord under the related Lease;

(b)	grant the Lender the right to subordinate the lien of the Deed of Trust to the Lease by filing a notice of subordination with the Register of Deeds of Mecklenburg County, North Carolina, at any time before the Lender conducts a foreclosure sale pursuant to the Deed of Trust;

(c)	obligate the tenant under a Lease to which the lien of the Deed of Trust has been so subordinated to attorn to a New Owner;

(d)	relieve the New Owner from responsibility for accrued liabilities of the landlord under the terms of a Lease;

(e)	relieve the New Owner from the obligation to cure existing defaults, other than defaults of a continuing nature of which the Lender has received Notice, and in respect of which tenant has afforded the Lender a reasonable cure period following such Notice;

(f)	relieve the New Owner from the obligation to return any security deposit not actually received by the Lender or the other New Owner;

(g)	provide that the New Owner shall not be bound by Rents paid more than one month in advance, or by Leasing Actions taken by the landlord, unless such Rents have been paid, or such Leasing Actions have been taken, in compliance with the terms of this Assignment;

(h)	provide that the tenant shall provide the Lender with Notice of landlord default and a reasonable opportunity to cure the default before exercising any right to terminate the Lease;

(i)	provide that the tenant is obligated to repair any damages incidental to the removal of trade fixtures, office furniture or office equipment owned by the tenant; and

(j)	provide that the tenant shall be authorized to pay Rent to the Lender upon notice from the Lender that the Borrower’s license to collect the Rents has been revoked.

6.	LENDER’S APPROVAL OF LEASING ACTIONS

Leasing Actions that the Borrower is not expressly licensed to take under Section 5 require the Lender’s advance written approval. The Borrower shall request such approval in writing, presenting the terms of the proposed Leasing Action in summary form. The request shall be accompanied by (i) a copy of the form of lease, lease amendment, or other written instrument that is to effect the proposed Leasing Action, and (ii) any financial materials (such as credit reports, tenant financial statements, or retail tenant sales information) used by the Borrower in arriving at its decision to take the proposed Leasing Action. The Lender may within ten (10) Business Days of its receipt of the Borrower’s request, and in the exercise of its reasonable discretion, request any additional documentation required to permit its analysis of the proposed Leasing Action. Unless the Lender declines a request for its approval of a Leasing Action by Notice within ten (10) Business Days of its receipt, together with all documentation required under this Section, the Lender shall be deemed to have approved the request.

7.	BORROWER’S REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

7.1 THE BORROWER’S EXCLUSIVE RIGHT TO ASSIGN

The Borrower is the owner in fee simple absolute of the Real Property, has good title to the Leases and Rents and has good right to assign them to Lender. No other natural or legal person has any right, title or interest to the Borrower’s interest in the Leases and Rents.

7.2 NO LANDLORD DEFAULTS

The Borrower has duly and punctually performed all of the landlord’s obligations, covenants, conditions and warranties under the terms of the Leases.

7.3 NO TENANT DEFAULTS

To the Borrower’s best knowledge as a duly diligent property owner, no tenant under a Lease is in material default in the performance of its terms, except as disclosed in the rent roll delivered to the Lender in connection with the Loan, an aged receivables delinquency report delivered by the Borrower to the Lender in connection with the Loan, or an exhibit to the Closing Certificate of Borrower of even date herewith from the Borrower to the Lender.

7.4 NO PREVIOUS ASSIGNMENT IN FORCE

The Borrower has not previously sold, assigned, transferred, mortgaged, or pledged the Leases or the Rents except under documents that have been discharged and released in MI.

7.5 STATUS OF LEASES

To the best of the Borrower’s knowledge, the Leases delivered to the Lender in connection with the closing of the Loan are valid, unmodified (except pursuant to modifications that have been delivered to the Lender) and are in full force and effect.

7.6 STATUS OF FUTURE RENTS

No Rent that will accrue under a Lease has been waived, released, discounted, set off or otherwise discharged or compromised except rental concessions granted in the ordinary course of the business of operating a first-class apartment project.

7.7 NO RENT RECEIVED IN ADVANCE

The Borrower has not received any h d s or deposits from the tenant under any Lease in excess of one (1) month’s Rent, other than security deposits or advance rents in respect of periods of the rental term that have elapsed.

8.	BORROWER’S COVENANTS

8.1 PERFORMANCE OF OBLIGATIONS

The Borrower shall observe, perform and discharge, duly and punctually, the Borrower’s obligations, covenants, conditions and warranties under the terms of the Note, the Deed of Trust, this Assignment, the other Loan Documents, and the Leases.

8.2 TENANT PERFORMANCE

The Borrower shall use commercially reasonable efforts to cause the tenants under the Leases to perform their obligations under the Leases.

8.3 LEASING ACTIONS

The Borrower shall take no Leasing Action without the Lender’s advance written approval, except as expressly permitted under the license granted to the Borrower under Section 5 of this Assignment.

8.4 ACTIONS AND PROCEEDINGS

The Borrower shall appear in and defend any action or proceeding arising under, or connected with the Leases or the obligations, duties or liabilities of the Borrower and the tenants under the Leases.

8.5 FURTHER ASSURANCES

The Borrower shall execute and deliver to the Lender from time to time such further assignments and instruments as the Lender reasonably may request in order to effectuate the intent of this Assignment.

8.6 NOTICES OF LANDLORD DEFAULT

If within any thirty (30)-day period the Borrower receives three written notices from any tenants asserting a material default by the landlord under a Lease, or advising the Borrower that a condition exists which may become a material default with the passage of time, the Borrower shall send a copy or memorandum of each such notice to the Lender.

8.7 RENTROLLS

If a Default has occurred, the Borrower shall, within ten (10) days after receipt of the Lender’s written request, furnish to the Lender a certificate of the Borrower setting forth the names of all tenants under the Leases, the terms of their respective Leases, the space occupied, the rents payable under the Leases, any security deposits paid, the dates through which any and all rents have been paid and any other information reasonably requested by the Lender.

8.8 NOTICE TO TENANTS

The Borrower agrees upon written request of the Lender following a Default, to notify the tenants under the Leases of this Assignment, to direct them in writing to send the Lender, simultaneously, copies of all notices of default that they serve on the Borrower, and to direct them, at the Lender’s request, to pay all future Rent directly to the Lender. The Rents and copies of such notices shall be sent to the Lender at such address as is specified by the Lender to tenants from time to time.

8.9 FUTURE ASSIGNMENTS

The Borrower shall not create or permit any lien, charge, or encumbrance of the Leases or of the Rents, and shall not pledge, transfer, or otherwise assign the Leases or the Rents unless at the Lender’s request, or unless otherwise agreed to by the Lender in writing.

8.10 CONSENT TO ASSIGNMENT OF TENANTS’ INTERESTS

The Borrower shall consent to neither an assignment of the tenant’s interest in any Lease nor to any tenant’s subletting all or any portion of the Real Property leased by it except to the extent such consent expressly may be required by the terms and conditions of Leases.

8.11 GENERAL SERVICE ADMINISTRATION LEASES

If at any time the Borrower shall execute any Lease with the General Services Administration or any other federal agency, the Borrower shall immediately (i) cause all of the conditions and provisions of the federal Assignment of Claims Act and the Assignment of Contracts Act to be complied with in full as additional security for the Obligations, and (ii) provide the Lender with the name, address and telephone number of the contracting officer and of the disbursement officer associated with such Lease.

9.	NOTICE TO FUTURE TENANTS CONCERNING ATTORNMENT

By occupying any part of the Real Property under a Lease, each future tenant, at the option of the Lender or another New Owner, shall be deemed to have agreed to attorn to the New Owner as successor landlord, subject to the Lender’s or New Owner’s agreement not to disturb such tenant under its Lease so long as tenant is not in default thereunder. The recording of this Assignment is intended to impart notice to all future tenants of the foregoing provision of this Assignment. If the new Lease has been entered into in accordance with the terms of the license granted to the Borrower in this Assignment, the New Owner shall accept the tenant’s attornment and shall recognize the Lease as a direct lease between the New Owner and the tenant.

10.	LENDER’S RIGHTS WON DEFAULT

10.1 REVOCATION OF LICENSES

Upon Default, the Lender may by Notice to the Borrower immediately terminate the Borrower’s licenses under either or both of Sections 4 and 5 of this Assignment, regardless of whether the Real Property or any other collateral adequately secures the Loan’s eventual repayment. Upon the termination of the Borrower’s license under Section 4, the Borrower shall immediately deliver to the Lender all Rents then in the Borrower’s possession, and all Rents then due or accruing thereafter shall be payable by tenants directly to the Lender. This Assignment shall constitute a direction to and full authority to any tenant of the Real Property, upon the Lender’s written request to pay all Rents to the Lender, without requiring the Lender to prove to the tenant the existence of Default. The Borrower agrees to deliver immediately to the Lender any Rents received by the Borrower after the revocation of the Borrower’s license under Section 4, and at the Lender’s written request, shall execute such further assignments to the Lender of any Lease as the Lender may in its sole judgment request. This Assignment is given in connection with the Loan and in support of the performance of the Borrower’s Obligations, and nothmg herein contained shall be construed as (a) constituting the Lender a “mortgagee-in-possession” of the Real Property or (b) an assumption by the Lender of the Borrower’s obligations as landlord under the Leases.

10.2 APPLICATION OF RENTS

The Lender shall apply Rents it collects as follows: (i) first, to the payment of late and other charges, if any, due and payable under the Loan Documents; (ii) second, to the repayment of any sums advanced by the Lender for the payment of any insurance premiums, taxes, assessments or other impositions or charges against the Real Property; (iii) third, to the payment of any other sums due from the Borrower to the Lender pursuant to the Loan Documents (other than the amounts described in clauses (v) and (vi) below); (iv) fourth, to the payment of any obligations of the Borrower under the Environmental Indemnity Agreement; fifth, to the payment of interest and principal then due under the Note; (vi) sixth, to the establishment and maintenance of an impound account for the payment of impositions on the Real Property in accordance with the Loan Documents; (vii) seventh, to the payment to unaffiliated third parties of ordinary expenses incurred in connection with operation of the Real Property, including reasonable and customary third-party management fees not exceeding four percent (4%) of effective gross income; (viii) eighth, to establish a fund to be held by the Lender in its general account, without interest, as additional security for the Loan pending the cure of all Defaults, and to be disbursed by the Lender in its reasonable discretion to permit such Defaults to be cured; and (ix) ninth, after the cure of all Defaults and only thereafter, the balance of the Rents shall be distributed to the Borrower or to the order of the Borrower.

10.3 NO ACCORD AND SATISFACTION OR WAIVER

The Borrower agrees that the Lender’s exercise of its rights under this Section shall give rise to neither (a) an accord and satisfaction with respect to any obligation not fully performed by the Borrower or completely satisfied through the application of Rents by the Lender, nor (b) a waiver of any rights or remedies of the Lender.

10.4 DEFAULT INTEREST

Default under this Assignment is a “Default” under the terns of the Deed of Trust. The Lender is therefore entitled, at its sole discretion, to elect for interest on the Loan to accrue at the Default Rate specified in the Note until the Default is cured.

10.5 REINSTATEMENT OF THE BORROWER’S LICENSES

Upon the cure of all Defaults, the Lender may by Notice to the Borrower, reinstate the licenses of the borrower under Sections 4 and 5.1 of this Assignment.

10.6 ADDITIONAL NORTH CAROLINA REMEDIES

The Borrower expressly agrees that the Lender shall have, in addition to all other rights and remedies set forth elsewhere in this Assignment, all the rights regarding enforcement of assignments of rents and leases, or otherwise available under North Carolina law.

11.	POWER OF ATTORNEY

The Borrower appoints the Lender as its attorney-in-fact, coupled with an interest, with full power of substitution, in the name, place, and stead of the Borrower to do, while a Default exists, all things and to perform all acts with respect to the Leases and the Real Property authorized by the terms of this assignment, as the Lender may determine from time to time in its discretion.

12.	WAIVER OF CLAIMS

The Borrower waives any right, claim, or demand it may now or hereafter have against any tenant by reason of payment of Rents to the Lender at the Lender’s request following a Default.

13.	LENDER NOT MORTGAGEE-IN-POSSESSION

Acceptance by the Lender of this Assignment shall not, prior to entry upon and taking of possession of the Real Property by the Lender, be deemed or construed to constitute the Lender a mortgagee in possession of the Real Property, nor shall the Lender be deemed to have assumed, by accepting this Assignment, the landlord’s obligations to any tenant. In particular, acceptance by Lender of this Assignment shall not obligate the Lender (a) to appear in or to defend any action or proceeding relating to the Leases or to the Real Property, (b) to perform any obligation as landlord under the Leases, (c) to pay any amount or to assume any future financial obligation of the landlord, including any obligation to pay to any tenant a security or other deposit not actually received by the Lender or (d) to indemnify any tenant for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Real Property.

14.	CUMULATIVE REMEDIES

The Lender may take or release other security, may release any party primarily or secondarily liable for any Obligation, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefore held by it to the satisfaction of such indebtedness without prejudice to any of its rights hereunder. Nothing herein contained and no act or omission by the Lender pursuant to the powers and rights granted it herein shall he deemed to be a waiver by the Lender of its rights and remedies under any of the Loan Documents, or shall prejudice any of the rights and remedies possessed by the Lender under their terms. The right of the Lender to collect the Loan or additional Obligations may be exercised by the Lender prior to, simultaneously with, or subsequently to any action taken by the Lender under this Assignment.

15.	EXPENSES

Any expenses incurred by the Lender in exercising its remedies under this Assignment after the occurrence of a Default (including attorneys’ fees and costs in enforcing or protecting this Assignment in any bankruptcy proceeding) shall constitute further indebtedness of the Borrower to the Lender and shall be immediately payable to the Lender, together with interest at the Default Rate specified in the Note.

16.	INDEMNIFICATION

The Borrower hereby agrees to indemnify, defend, and hold the Lender harmless from and against any and all liability, loss, damage or expense (unless such liability, loss, damage or expenses arises through the Lender’s gross negligence or willful misconduct) which the Lender may or might incur under or by reason of this Assignment, or for any lawful action taken by the Lender hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against the Lender arising out of the Leases, including, without limitation, any claim by any tenant of credit for Rent paid to and received by the Borrower, but not delivered to the Lender, for any period under any Leases more than one month in advance of the due date thereof; and should the Lender incur any such liability, loss, damage or expense, the amount thereof (including reasonable attorneys’ fees) with interest thereon at the rate specified as the Default Rate in the Note shall be payable by the Borrower immediately without demand, and shall be secured hereby and by the Deed of Trust.

17.	NOTICE

In order for any demand, consent, approval or other communication to be effective under the terms of this Assignment, “Notice” must be provided under the terms of this Section. All Notices must be in writing. Notices may be (a) delivered by band, (h) transmitted by facsimile (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to the Lender:

Transamerica Occidental Life Insurance Company
c/o AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5443
Attn: Mortgage Loan Department
Reference: Loan #89441
Fax Number: (319) 369-2277

If to the Borrower:

Braemar Housing Limited Partnership
c/o Levin Development
3103 Camden Drive
Troy, Michigan 48084
Fax Number: (248) 588-4455
with a copy of any Notice of default or acceleration to:

Kenneth F. Silver
Hertz, Schram & Saretsky, P.C.
1760 South Telegraph Road, Suite 300
Bloomfield Hills, Michigan 48302
Fax Number: (248) 335-3346

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by facsimile will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Section). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). Either the Lender or the Borrower may change its address for Notice by giving at least fifteen (15) Business Days’ prior Notice of such change to the other party.

18.	SUCCESSORS AND ASSIGNS

The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind the parties hereto and their respective heirs, executors, administrators, successors and assigns, and all tenants, sub-tenants and assigns of same, and all occupants and subsequent owners of the Real Property.

19.	CHOICE OF LAW

This Assignment shall be construed and enforced according to, and governed by, the laws of North Carolina without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

20.	TIME OF ESSENCE

Time shall be of the essence in the Borrower’s performance of its obligations under this Assignment.

21.	SEVERABILITY

In the event that any one or more of the provisions of this Assignment shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Assignment shall operate, or would prospectively operate, to invalidate this Assignment, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect, and shall not affect any other provision of this Assignment which other provisions shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

22.	AMENDMENT

This Assignment may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall be null and void.

23.	VARIATION IN PRONOUNS

All the terms and words used in this Assignment, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Assignment or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

24.	CAPTIONS

The section titles or captions contained in this Assignment are for convenience only and shall not be deemed to define, S i t or otherwise modify the scope or intent of this Assignment.

25.	COUNTERPARTS

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

26.	TERMINATION

Upon discharge of record of the Deed of Trust and payment in full of all monetary obligations under the Note, this Assignment shall terminate without the need for any separate instrument of discharge; provided that if the Borrower requests a termination in recordable form, the Lender shall provide one, at the Borrower’s expense.

IN WITNESS WHEREOF, the Borrower has caused this Absolute Assignment of Leases and Rents to be duly executed under seal as of the date first above written.

BRAEMAR HOUSING LIMITED PARTNERSHIP, an Ohio limited partnership

[SEAL]

By: Treyburn Housing, LLC, an Ohio limited liability company, its sole General Partner

[SEAL]

By: LPS Investments, L.L.C., a Michigan limited liability company, its sole Managing Member [SEAL]

By: Phillip I. Levin [SEAL]

Phillip I. Levin, Manager

STATE OF MICHIGAN

COUNTY OF OAKLAND

I, Shelly M. Rayment a Notary Public of the County and State aforesaid, do hereby certify that Phillip I. Levin personally came before me this day and after being duly sworn, said that he is the Manager of LPS Investments, L.L.C., a Michigan limited liability company, which is the sole Managing Member of Treyburn Housing, LLC, an Ohio limited partnership, which is the sole General Partner of Braemar Housing Limited Partnership, an Ohio limited partnership, and that this instrument was signed and sealed by him, on behalf of the aforementioned limited liability companies and limited partnership by their authority duly given, and M e r acknowledged this instrument to be the act and deed of the aforementioned limited liability companies and limited partnership.

WITNESS my hand and official stamp or seal, this _25     day of May  , 2005.

/s/ Shelly M. Rayment

Notary Public

Acting in:

My Commission Expires:

[NOTARIAL SEAL]

[SHELLY M. RAYMENT

NOTARY PUBLIC STATE OF MICHIGAN

GENESSEE COUNTY

ACTING IN:

OAKLAND COUNTY

MY COMMISSION EXP. JUNE 27, 2005]

EXHIBIT A
THE LAND

That certain tract located in Long Creek Township, Mecklenburg County, North Carolina, and being more particularly described as follows:

Beginning at a found #4 rebar along the southern right-of-way line of Vance Road (SR 21 13), a 60’ public right-of-way, a common comer with Russell Kakaley (Deed Book 4263 Page 175); thence with the west line of Russell Kakaley the following three (3) courses: 1) S 37°41’42” W 188.44 feet to a found iron pipe; 2) S 24’01’37” W 445.09 feet to a found 314” square pipe; 3) S 27o46’39” W 11 1.27 feet to a found #4 rebar, a common comer with Russell Kakaley and Floreine F. Burt Family Limited Partnership (Deed Book 10993 Page 139); thence with the west line of Floreine F. Burt Family Limited Partnership the following two (2) courses: 1) S 03“3 1’39” E 173.20 feet to a found #4 rebar; 2) S 13°36’32” E 110.76 feet to a set #4 rebar, a common comer with area dedicated to Mecklenburg County Greenways from Braemar Housing Limited Partnership (Map Book 34 Page 312); thence along the north line of area dedicated to Mecklenburg County Greenways from Braemar Housing Limited Partnership the following three (3) courses: 1) S 39’25’26” W 93.98 feet to a set #4 rebar; 2) S 83°51’31” W 84.36 feet to a set #4 rebar; 3) S 55°59’02” W 88.93 feet to a found #4 rebar along the east line of Towne Meadows at Treyburn — Phase 2 (Map Book 29 Page 123); thence with the east line of Towne Meadows at Treyburn — Phase 2 the following five (5) courses: 1) N 20°06’40” W 33.87 feet to a found #5 rebar; 2) N 28°34’49” W 62.39 feet to a found #4 rebar; 3) N 77’53’39” W, passing a found #4 rebar at 107.42 feet, a total distance of 128.43 feet to a found #4 rebar; 4) N 2X028’1 1” W 172.88 feet to a found #4 rebar; 5) N 48°44’20” W, passing a found #4 rebar at 155.83 feet, a total distance of 241.22 feet to a found #4 rebar along the southeastem right-of-way line Treyburn Drive (Map Book 26 Page 680), a public right-of-way (width varies); thence with the southeastern right-of-way line of Treyburn Drive the following eight (8) courses: 1) N 35o23’59” E 398.48 feet to a set #4 rebar; 2) with the arc of a circular curve to the right having a radius of 570.00 feet, an arc length of 339.85 feet and a chord bearing and distance of N 52o29’36” E 334.84 feet to a set #4 rebar; 3) with the arc of a circular curve to the right having a radius of 562.50 feet, an arc length of 50.60 feet and a chord bearing and distance of N 75°18’27” E 50.59 feet to a set #4 rebar; 4) N 77°53’05” E 61.18 feet to a set #4 rebar; 5) with the arc of a circular curve to the left having a radius of 1010.00 feet, an arc length of 51.03 feet and a chord bearing and distance of N 76°09’03” E 51.02 feet to a set masonry nail in sidewalk; 6) N 74°42’12” E 48.10 feet to a set #4 rebar; 7) with the arc of a circular curve to the left having a radius of 737.50 feet, an arc length of 219.55 feet and a chord bearing and distance of N 66°10’30” E 218.74 feet to a set #4 rebar; 8) with the arc of a circular curve to the right having a radius of 35.00 feet, an arc length of 54.85 feet and a chord bearing and distance of S 77o27’32” E 49.41 feet to a set #4 rebar along the southern right of way line of the aforesaid Vance Road; thence with the southern right of way of Vance Road along the arc of a circular curve to the left having a radius of 666.62 feet, an arc length of 18.55 feet and a chord bearing and distance of S 33°21’40” E 18.55 feet to the Point of Beginning, containing 10.922 acres and being the same property conveyed to Braemar Housing Limited Partnership in Deed Book 10139 Page 209 and recorded in Mecklenburg County Register of Deeds.